                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                   MARITRANS
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[graphic]



Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602
813-209-0600


March 14, 2003

Dear Fellow Maritrans Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Maritrans Inc. (the "Company"), which will be held on Wednesday, April 30, 2003, at 10:30 a.m., local time, at the Hotel DuPont, 11th and Market Streets, Wilmington, DE 19801.

   We plan to review the business and finances of the Company as well as answer stockholder questions. The only business matter to be considered and voted upon at the meeting will be the election of three directors; one director to serve for a two-year term and two directors to serve for three-year terms as more specifically discussed in the attached Proxy Statement. Also, attached you will find the Notice of the Annual Meeting and your Proxy Form.

   It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed Proxy Form and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your instructions. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

   We look forward to seeing you in person on April 30, 2003.




Sincerely,



/s/    Stephen A. Van Dyck
------------------------------------
Stephen A. Van Dyck
Chairman of the Board

                                 MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                Tampa, FL 33602


                              ____________________

                         NOTICE OF 2003 ANNUAL MEETING
                                OF STOCKHOLDERS

                           To Be Held April 30, 2003
                              ____________________

   The Annual Meeting of Stockholders (the "Meeting") of Maritrans Inc., a Delaware corporation (the "Company"), will be held at the Hotel DuPont, 11th and Market Streets, Wilmington, DE 19801 on Wednesday, April 30, 2003, at 10:30 a.m. local time, for the purpose of considering and voting upon the following matters:

        1.   The election of three directors; one director to serve for a two
             (2) year term and two directors to serve for a three (3) year term and;

        2. The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

   The close of business on March 14, 2003, has been fixed as the date of record for determining stockholders of the Company entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

   Your attention is invited to the accompanying Proxy Statement, which forms a part of this Notice. Your vote is important. Stockholders are respectfully requested by the Board of Directors to complete and sign the accompanying
Proxy Form and return it to the Company in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting. If you attend the Meeting, you may revoke your proxy, if you wish, and vote in person.

                                     By Order of the Board of Directors


                                     Janice M. Van Dyck
                                     Secretary


Tampa, Florida
March 14, 2003

                                 MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                Tampa, FL 33602

                              --------------------
                         NOTICE OF 2003 ANNUAL MEETING
                                OF STOCKHOLDERS

                           To Be Held April 30, 2003
                              --------------------
                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Maritrans Inc. (the "Company") for use at the 2003 Annual Meeting (the "Meeting") to be held on Wednesday, April 30, 2003, at 10:30 a.m., local time at the Hotel DuPont, 11th and Market Streets, Wilmington, DE 19801. Each proxy that is properly executed and returned in time for use at the Meeting will be voted at the Meeting and any adjournments or postponements thereof in accordance with the choices specified. Each proxy may be revoked by the person giving the same at any time before its exercise by notice in writing received by the Secretary.

   The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by means of follow-up letter, telephone or fax by officers and employees of the Company, who will not be specially compensated for such services. Proxy forms and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties, upon request, for reasonable expenses incurred by them in connection with such distribution.

   The Proxy Statement and the enclosed Proxy Form are first being mailed to stockholders on or about April 1, 2003. The address of the principal executive offices of the Company is: Maritrans Inc., Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

   The Company's annual report to stockholders for the year ended December 31, 2002, including audited financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

                    MATTERS TO BE ACTED UPON AT THE MEETING

   As indicated in the Notice of Meeting, at the Meeting three directors will be elected; one director to serve for a two-year term and two directors to serve for a three-year term. The other four members of the Board, who are not standing for election at the meeting because their terms have not expired, will continue to serve on the Board.

                             VOTING AT THE MEETING

   Holders of the shares of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on March 14, 2003, are entitled to vote at the Meeting. As of that date, 8,174,897 shares of the Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the Meeting shall constitute a quorum.

   The Company presently has no other class of stock outstanding and entitled to be voted at the Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. A plurality of votes cast at the Meeting is required for the election of each director. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting, unless a different vote is required by law, the Company's Restated Certificate of Incorporation or the Company's By-Laws.

   With regard to the election of the directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

   Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of the directors if they have not received instructions from a beneficial owner. A failure by brokers to vote shares will have no effect in the outcome of the election of a director, because a director is to be elected by a plurality of the votes cast.

   Shares cannot be voted at the Meeting unless the holder of record is present in person or represented by proxy. The enclosed Proxy Form is a means by which a stockholder may authorize the voting of his or her shares at the Meeting.
The shares of Common Stock represented by each properly executed Proxy Form will be voted at the Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Form; if no choice has been specified, the shares will be voted as recommended by the Board. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   Execution of the accompanying Proxy Form will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the Meeting, or by executing a later-dated proxy that is received by the Company before the Meeting.

   Your proxy vote is important to the Company. Accordingly, you are asked to complete, sign and return the accompanying Proxy Form, whether or not you plan to attend the Meeting, by Wednesday, April 23, 2003. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent (American Stock Transfer & Trust Company) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms of office.

   The Board currently is comprised of six directors serving staggered terms of office. The term of two current directors, Mr. Stephen A. Van Dyck and Dr. Robert E. Boni, will expire at the 2003 Annual Meeting. The Board has nominated Mr. Stephen A. Van Dyck and Dr. Robert E. Boni for election as directors of the Company. In addition, the Board has nominated Mr. William A. Smith for election to the Board of Directors to fill the three year term previously held by Dr. Boni. Dr. Boni's term of office would expire in 2005. Mr. Van Dyck and Mr. Smith's terms of office would expire in 2006. The remaining four directors will continue to serve in accordance with their prior election.

   Unless instructed otherwise, the persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies FOR the nominees. The nominees have agreed to serve if elected. The directors are to be elected by a plurality of the votes cast at the Meeting.

   If for any reason not presently known, a nominee is not available for election, another person may be nominated by the Board and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board occurring after the election will be filled by Board appointment to serve as provided by the Company's By-Laws.

   The Board of Directors recommends a vote FOR each nominee.

   Requirements for Advance Notification of Nominees

   Section 4.13(b) of the Company's By-Laws provides that any stockholder entitled to vote for the election of a director at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors, with certain exceptions. This notice must contain or be accompanied by the following information:

   (a) the name of the stockholder who intends to make the nomination;

   (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

   (c) such information regarding each nominee that would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission if proxies had been solicited with respect to the nominee by the management or Board of Directors of the Company;

   (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

   (e) the consent of each nominee to serve as a director of the Company.

   Pursuant to the above requirements, the Secretary of the Company must receive appropriate notices in respect of nominations for directors no later than April 16, 2003.

     INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING
                              CONTINUING DIRECTORS

   The information provided herein as to personal background has been provided by each director and nominee as of March 1, 2003.


Nominees for Election at the 2003 Annual Meeting for Terms Expiring in 2005
Dr. Robert E. Boni .............................   Dr. Boni retired as Chairman of Armco Inc., a steel, oil field equipment and insurance corporation on November 30, 1990. Dr. Boni became Chief Executive
                                                   Officer of Armco Inc. in 1985 and Chairman in 1986. He served as Non-Executive
                                                   Chairman of the Board of and consultant for Alexander & Alexander Services
                                                   Inc., an insurance services company, during 1994 and as a consultant for that company during January 1995. Since 1997, he has served as Non-Executive
                                                   Chairman of the Board of Chitogenics, Inc., a biomaterials and research and development company. He has been a partner at Lane McVicker, a property and casualty insurance company, since 1999. Dr. Boni is also currently a member of the Board of Directors of Controlling Technologies International, Inc., a
                                                   metals technology company. He is a member of the Company's Audit and
                                                   Compensation (Chairman) Committees of the Board of Directors. In February 1999,
                                                   Dr. Boni was named Lead Director. Dr. Boni is 75 and has served on the Board of
                                                   Directors since 1990.

Nominees for Election at the 2003 Annual Meeting for Terms Expiring in 2006
Stephen A. Van Dyck ............................   Mr. Van Dyck has been Chairman of the Board and Chief Executive Officer of the
                                                   Company and its predecessor since April 1987. For the previous year, he was a
                                                   Senior Vice President -- Oil Services, of Sonat Inc. and Chairman of the Boards
                                                   of the Sonat Marine Group, another predecessor, and Sonat Offshore Drilling
                                                   Inc. For more than five years prior to April 1986, Mr. Van Dyck was the
                                                   President and a director of the Sonat Marine Group and Vice President of Sonat
                                                   Inc. Mr. Van Dyck is a member of the Board of Directors of Amerigas Propane,
                                                   Inc. Mr. Van Dyck is also the Chairman of the Board and a director of the West of England Ship Owners Mutual Insurance Association (Luxembourg), a mutual insurance association. See "Compensation of Directors and Executive Officers --
                                                   Employment Agreements." Mr. Van Dyck is 59 and has served on the Board of
                                                   Directors since 1986.

William A. Smith ...............................   Mr. Smith is Managing Director of Cornerstone Ventures, L.P. since June 2002.
                                                   From 1999 to 2002, Mr. Smith worked in various capacities at El Paso, most recently Chairman of El Paso Merchant Energy's Global Gas Group. Previous
                                                   positions at El Paso included President of El Paso Global LNG and Executive
                                                   Vice President of Corporate Development. Prior to Sonat Inc.'s merger with El
                                                   Paso in 1999, Mr. Smith held various executive positions with Sonat, including
                                                   Executive Vice President and General Counsel for several years before the merger. Mr. Smith is 58.

Director Continuing in Office with Term Expiring in 2004
Robert J. Lichtenstein .........................   Mr. Lichtenstein is a partner in the law firm of Morgan, Lewis & Bockius LLP since 1988. He is a member of the Company's Nominating (Chairman) Committee of the Board of Directors. See "Certain Transactions -- Other". Mr. Lichtenstein is
                                                   55 and has served on the Board of Directors since 1995.

Frederick C. Haab ..............................   Mr. Haab is President and Chief Executive Officer of F.C. Haab Co., Inc., a
                                                   petroleum products and HVAC services company. Mr. Haab is presently on the
                                                   Regional Board of PNC Bank of Philadelphia having previously served as Audit
                                                   Committee Chairman on the Midlantic Bank Board of Directors. He is a member of
                                                   The Lankenau Hospital Foundation, The Episcopal Academy and The Union League of
                                                   Philadelphia. Mr. Haab is 65 and has served on the Board of Directors since
                                                   2002.

Director Continuing in Office with Term Expiring in 2005
Dr. Craig E. Dorman ............................   Dr. Dorman is Vice President (Research) at the University of Alaska, Statewide
                                                   System. From 1996 thru early 2002, Dr. Dorman was on an Intergovernmental
                                                   Personnel Act (IPA) assignment to the Office of Naval Research (ONR) from
                                                   Pennsylvania State University, where he was a Senior Scientist at the Applied
                                                   Research Lab. In 1994 through mid-1995, he served as Deputy Director Defense
                                                   Research and Engineering for Laboratory Management, U.S. Department of Defense,
                                                   on an IPA assignment from Woods Hole Oceanographic Institute (WHOI). He was
                                                   Director and Chief Executive Officer of WHOI from 1989 through 1993. From 1962 to 1989, Dr. Dorman was an officer in the U.S. Navy, most recently Rear Admiral and Program Director for Anti-Submarine Warfare. He is a member of the
                                                   Company's Compensation and Nominating Committees of the Board of Directors. Dr.
                                                   Dorman is 62 and has served on the Board of Directors since 1991.

Brent A. Stienecker ............................   Mr. Stienecker retired as President of Crowley Marine Services, a tug and barge and specialized contract services subsidiary of Crowley Maritime Corporation on
                                                   December 31, 1998. He served as President of Crowley Marine Services from 1992 through 1998. Mr. Stienecker was employed by Crowley Maritime Corporation in various capacities since 1975. He is a member of the Company's Audit (Chairman)
                                                   Committee of the Board of Directors. Mr. Stienecker is 64 and has served on the
                                                   Board of Directors since 1999.

         Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2003:


                                                                   Shares
                                                                Beneficially    Percent       Voting Power       Investment Power
Name and Address of Beneficial Owner                                Owned       Of Class     Sole     Shared     Sole       Shared
------------------------------------                                -----       --------     ----     ------     ----       ------
Ingalls & Snyder LLC ........................................     1,305,550      16.00%          -       -            -   1,305,550
 61 Broadway
 New York, NY 10006

Stephen A. Van Dyck (1) .....................................       722,984       8.55%    722,984       -      722,984           -
 Maritrans Inc.
 Two Harbour Place
 302 Knights Run Avenue
 Suite 1200
 Tampa, FL 33602

Kahn Brothers & Co., Inc. ...................................       636,915       7.83%          -       -            -     636,915
 555 Madison Avenue
 22nd Floor
 New York, NY 10022

Dimensional Fund Advisors Inc. (2) ..........................       412,400       5.07%    412,400       -      412,400           -
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

---------------
(1) Mr. Van Dyck disclaims beneficial ownership of an aggregate 206,088 shares. See "Share Ownership of Management and the Board of Directors".

(2) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Maritrans Inc. described in this schedule that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Maritrans Inc. held by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

   All the information in the table is presented in reliance on information disclosed by the named individuals and groups in Schedule 13D or 13Gs or Form 4's filed with the Securities and Exchange Commission.

   The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director of Maritrans Inc., by each executive officer named in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation," and by all directors and executive officers of Maritrans Inc. and its subsidiaries, as a group, as of March 1, 2003.

Share Ownership of Management and the Board of Directors


                                                             Shares Beneficially
                                                                Owned (1)(2)
                                                             -------------------
Name                                                          Number     Percent
  ----                                                        ------     -------
Stephen A. Van Dyck (3) .................................      722,984     8.55%
Dr. Robert E. Boni (4) ..................................       36,572        *
Dr. Craig E. Dorman (5) .................................       26,849        *
Frederick C. Haab (6) ...................................        2,113        *
Robert J. Lichtenstein (7) ..............................       34,966        *
Brent A. Stienecker (8) .................................       14,503        *
Philip J. Doherty (9) ...................................       43,536        *
Walter T. Bromfield (10) ................................       70,983        *
Stephen M. Hackett (11) .................................       82,398     1.00%
Janice M. Van Dyck (12) .................................      206,088     2.49%
All directors and executive officers as a group
   (12 persons)..........................................    1,288,826    14.85%

---------------
*    less than one percent

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all Common Stock owned by such person.

(2) The addresses of the shareholders are Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

(3) Mr. Van Dyck's shares do not include the 206,088 shares beneficially owned by his wife, Janice M. Van Dyck, to which Mr. Van Dyck disclaims beneficial ownership. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 276,483.

(4) Dr. Boni has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 11,664.

(5) Dr. Dorman has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 11,664.

(6) Mr. Haab has sole investment power. There are no shares of Common Stock subject to options exercisable within 60 days of March 1, 2003.

(7) Mr. Lichtenstein has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 11,664.

(8) Mr. Stienecker has sole investment power. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 7,239.

(9) Mr. Doherty has sole investment power. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 11,182.

(10) Mr. Bromfield has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 29,469.

(11) Mr. Hackett has sole investment power. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 31,959.

(12) Ms. Van Dyck's shares do not include the 722,984 shares beneficially owned by her husband, Stephen A. Van Dyck, to which Ms. Van Dyck disclaims beneficial ownership. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003 total 92,786.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Shares that carry restrictions as to vesting and shares subject to options currently exercisable within 60 days of March 1, 2003, are considered beneficially owned with respect to this table.

                      Equity Compensation Plan Information

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                (c) Number of
                                                                                                            securities remaining
                                                                                                                available for
                                                                                                               future issuance
                                                       (a) Number of securities                                  under equity
                                                           to be issued upon       (b) Weighted-average      compensation plans
                                                              exercise of           exercise price of       (excluding securities
 Plan Category                                            outstanding option       outstanding options    reflected in column (a))
-----------------------------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved by security
 holders                                                        520,365                   $7.34                    198,835
-----------------------------------------------------------------------------------------------------------------------------------
 Equity compensation plans not approved by security
 holders *                                                      419,425                   $7.09                    165,154
-----------------------------------------------------------------------------------------------------------------------------------
 Total                                                          939,790                   $7.23                    363,989
-----------------------------------------------------------------------------------------------------------------------------------

   * These securities are issuable pursuant to the Maritrans Inc. 1999 Directors and Key Employees Equity Compensation Plan, a description of which is included in Footnote 5 "Stock Incentive Plans" to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002.

                      COMMITTEES OF THE BOARD OF DIRECTORS

   There were eight Board of Directors meetings and twelve Board of Directors Committee meetings during 2002. Each director attended more than 75% of the combined number of meetings of the Board of Directors and Committees thereof on which he served.

   The Board of Directors has established standing Audit, Compensation, Finance and Nominating Committees. The principal responsibilities of the Committees are described below. The members of each Committee are identified in the director biographies set forth under "Information Regarding Nominees for Election as Directors and Regarding Continuing Directors." All members of the Committees have been deemed to be independent as defined by Section 303.01 B(2)(a) and (3) of the New York Stock Exchange listing standards.

   The Audit Committee, presently consisting of three non-employee directors, met five times in 2002, and is required to meet four times annually. The members are appointed annually by the Company's Board of Directors. The Committee has responsibility for overseeing the Company's financial reporting process on behalf of the Board of Directors; reviewing the independence of the Company's independent auditors; recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company's independent auditors the scope and results of their quarterly reviews and annual audits; reviewing with the independent auditors and with Company management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial methods and controls. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence. The Board of Director's has adopted a written charter for the Audit Committee.

   The Compensation Committee, presently consisting of three non-employee directors, met four times in 2002. The Compensation Committee is required to meet twice annually. The Company's Board of Directors appoints members annually. The primary duties of the Compensation Committee are annually reviewing and recommending to the Board of Directors, for final approval, the total compensation package for all executive management employees of the Company (executive management employees are defined as the CEO, CFO, Business Leaders and others designated as "Executives" under the Company's incentive compensation plans); annually reviewing and approving the general compensation policy and practice for all other employees of the Company and its subsidiaries; determining the compensation paid to the Board of Directors; administering the Equity Compensation Plan and the 1999 Directors and Key Employees Equity Compensation Plan; reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan; determining the contribution to the profit sharing portion of the Profit Sharing and Savings Plan; considering and recommending to the Board of Directors, when appropriate, amendments or modifications to existing compensation and employee benefit programs and the adoption of new plans; evaluating the performance of the Company's Chief Executive Officer against pre-established criteria; reviewing with the Company's Chief Executive Officer the performance of the senior officers who report to him and in conjunction with the Chief Executive Officer, establishing and monitoring the succession plan for executive management.

   The Finance Committee did not meet in 2002. At its last meeting in 1999, the Finance Committee recommended and the Board subsequently adopted a redistribution of the Finance Committee's responsibilities and the suspension of the Committee to avoid redundancies and to streamline the Board processes. The Board implemented the recommendations and now, as a full Board, periodically reviews investment policies and practices and the amounts and nature of financings available to the Company and subsidiaries; monitors the status of existing financings; and considers and implements the dividend policy of the Company. The Board assigned the responsibility of reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan to the Compensation Committee of the Board.

   The Nominating Committee, presently consisting of two non-employee directors, met three times in 2002. The chair of the Committee must be a non-employee director, as must be a majority of its members. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Nominating Committee include annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to, and voted upon by, the stockholders; determining and recommending to the Board any individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various Committees of the Board and recommending chairs of each of the Committees; periodically considering the size of the Board and, when appropriate, recommending changes to the Board; periodically evaluating the standing Committees of the Board; and leading the Board self evaluation process and, when appropriate, recommending deletion or creation of additional Committees.

                       EXECUTIVE OFFICERS OF THE COMPANY

   See "Information Regarding Nominees For Election As Directors And Regarding Continuing Directors" for information concerning Mr. Van Dyck, Chairman of the Board and Chief Executive Officer, an employee-director of the Company.

   In February 2003, the Board of Directors of Maritrans Inc. announced the appointment of Philip J. Doherty to Chief Executive Officer effective April 1, 2003. Stephen A. Van Dyck will continue to be employed by the Company as Chairman of Maritrans Inc.

   Mr. Bromfield is Vice President and Chief Financial Officer of the Company. Previously, Mr. Bromfield served as Treasurer and Controller of the Company and has been continuously employed in various capacities by Maritrans or its predecessors since 1981.

   Mr. Doherty is President of Maritrans General Partner Inc., a wholly owned subsidiary of the Company, and has been employed by the Company since 1997. Previously, Mr. Doherty was Director of Business Development for Computer Command and Control Company where he had been employed since April 1995.

   Mr. Hackett is President, Chartering Division of Maritrans Operating Company L.P., a wholly owned subsidiary of the Company, and has been continuously employed by the Company or its predecessors in various capacities since 1980.

   Mr. Nielsen is President, Operations Division of Maritrans Operating Company L.P. a wholly owned subsidiary of the Company and began employment with the Company in 2002. Previously, Mr. Nielsen was Managing Partner of P.G. Nielsen and Company, LLC. Prior to that, Mr. Nielsen was Managing Director at Seabulk Offshore, S.A. Prior to Seabulk, Mr. Nielsen was Director, Project Management at Hvide Marine Inc.

   Ms. Van Dyck is Secretary of the Company. Previously, Ms. Van Dyck served as Senior Vice President and has been continuously employed by the Company or its predecessors in various capacities since 1982.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

   During 2002, pursuant to its compensation policy for outside directors, the Company paid outside directors $1,000 for each Board of Directors meeting attended and $500 for each Board of Directors Committee meeting attended, plus expenses. In addition, each outside director was paid Board of Directors annual retainer fees at the annual rate of $18,000, of which one-half was paid in Common Stock, resulting in the issuance of 717 shares to each outside director, with the exception of Mr. Haab who joined the Board during the year. Mr. Haab received 335 shares. Each outside director also received a retainer of $1,000 for each Board of Directors Committee on which he served. Aggregate directors fees paid in 2002 for retainer fees, Board of Directors meetings and Board of Directors Committee meetings amounted to $144,918.

Executive Compensation

   The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries during the three years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table


                                                     Annual
                                                  Compensation            Long-Term Compensation
                                                 ---------------    ----------------------------------
                                                                            Awards             Payouts
                                                                   Restricted    Securities
                                                                      Stock      Underlying     LTIP       All Other
                                                 Salary    Bonus     Awards        Options     Payouts   Compensation
Name and Principal Position              Year     ($)       ($)      ($)(1)          (#)         ($)        ($)(2)
---------------------------              ----   -------    -----   ----------    ----------    -------   ------------
Stephen A. Van Dyck                      2002   440,000     --       299,669       26,816      332,867       80,042
Chairman of the Board                    2001   446,225     --       281,943       32,642           --       73,942
and Chief Executive Officer              2000   464,900     --       387,156       19,274           --      207,301

Philip J. Doherty                        2002   190,040     --       130,507       11,679       26,107       43,427
President of Maritrans General           2001   143,673     --        34,798        4,029           --       42,989
Partner Inc.                             2000   120,000     --        36,960        1,840           --        9,239

Stephen M. Hackett                       2002   180,000     --        69,605        6,229      115,307       33,558
President, Chartering Division of        2001   180,000     --        34,798        4,029           --       25,164
Maritrans General Partner Inc.           2000   180,000     --        83,154        4,140           --       31,921

Walter T. Bromfield                      2002   179,923     --        44,014        3,938       39,161       16,387
Chief Financial Officer                  2001   160,000     --        34,834        4,032           --       11,174
Former Treasurer and Controller          2000   160,000     --        46,230        2,302           --       49,135

Janice M. Van Dyck (A)                   2002   166,223     --       121,485       10,872      138,151       14,817
Secretary                                2001   245,000     --       113,404       13,130           --       14,406
Former Senior Vice President             2000   260,000     --       157,080        7,820           --       28,365


---------------
   (A) Effective January 2002, Ms. Van Dyck, formerly Ms. Smallacombe, no longer serves as Senior Vice President of the Company. Ms. Van Dyck currently serves as Secretary of the Company on a part time basis.

(1) The shares granted carry restrictions, which restrictions lapse based on the passage of time, up to five years. At December 31, 2002, the named officers' aggregate restricted shares and values were as follows:

                      AGGREGATE RESTRICTED STOCK HOLDINGS


                                                                         # of shares that will vest
                                              # of shares     $ value        within three years
                                              -----------    ---------   --------------------------
Stephen A. Van Dyck.......................      122,556      1,654,506             122,556
Philip J. Doherty.........................       21,490        290,115              21,490
Stephen M. Hackett........................       23,870        322,245              23,870
Walter T. Bromfield.......................       15,485        209,048              15,485
Janice M. Van Dyck........................       49,604        669,654              49,604


(2) Amounts shown in this column represent, as applicable, moving expenses and relocation benefits, Company contributions under the Maritrans Inc. Profit Sharing and Savings Plan, accruals under the Excess Benefit Plan, insurance premiums paid pursuant to such officers' employment agreement, country club dues and automobile allowances. See "Certain Transactions."

Option Grants in 2002

   The following table sets forth certain information concerning options granted during 2002 to the named executives:


                                                                                                                     Potential
                                                                                                                    Realizable
                                                                                                                 Value at Assumed
                                                           Number of    % of Total                             Annual Rates of Stock
                                                          Securities     Options                                Price Appreciation
                                                          Underlying    Granted to    Exercise                  for Option Term (1)
                                                            Options     Employees      Price      Expiration    -------------------
Name                                                        Granted      in 2002     ($/Share)       Date          5%         10%
----                                                      ----------    ----------   ---------    ----------        --         ---
Stephen A. Van Dyck ...................................     26,816        43.90%      $ 11.45       2/11/12     $193,098   $489,348
Philip J. Doherty .....................................     11,679        19.12%      $ 11.45       2/11/12       84,099    213,122
Stephen M. Hackett ....................................      6,229        10.20%      $ 11.45       2/11/12       44,854    113,669
Walter T. Bromfield ...................................      3,938         6.45%      $ 11.45       2/11/12       28,357     71,862
Janice M. Van Dyck ....................................     10,872        17.80%      $ 11.45       2/11/12       78,288    198,396

---------------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant valuation, an approach that would state gains at present, and therefore lower, value.

Aggregated Option Exercises in 2002 and 2002 Year-end Options Values

   The following table summarizes options exercised during 2002 and presents the value of unexercised options held by the named executives at year-end:


                                                                                 Number of
                                                                                 Securities
                                                                                 Underlying
                                                                                Unexercised              Value of Unexercised
                                                                                  Options                In-the-Money Options
                                                     Shares                     at 12/31/02                  at 12/31/02
                                                    Acquired       Value      Exercisable (E)              Exercisable (E)
Name                                              on Exercise    Realized    Unexercisable (U)            Unexercisable (U)
----                                              -----------    --------    -----------------            -----------------
Stephen A. Van Dyck ...........................     168,827      1,233,437        296,395         (E)         $2,194,935        (E)
                                                                                  144,690         (U)            848,026        (U)
Philip J. Doherty .............................        0             0              9,226         (E)             65,327        (E)
                                                                                   20,165         (U)             76,102        (U)
Stephen M. Hackett ............................        0             0             29,236         (E)            194,354        (E)
                                                                                   20,016         (U)            104,692        (U)
Walter T. Bromfield ...........................      9,985        72,195           27,358         (E)            191,420        (E)
                                                                                   18,118         (U)            102,932        (U)
Janice M. Van Dyck ............................      8,000        52,400           87,788         (E)            628,394        (E)
                                                                                   58,823         (U)            344,502        (U)

Retirement Plan

   The following table sets forth the estimated annual benefits payable upon retirement under the Maritrans Inc. Retirement Plan and Excess Benefit Plan.

                               PENSION PLAN TABLE


          Annual                    Years of Credited Service
       Compensation           15          20          25         30
       ------------        --------    --------    --------   --------
         $100,000          $ 24,000    $ 32,000    $ 40,000   $ 48,000
          125,000            30,000      40,000      50,000     60,000
          150,000            36,000      48,000      60,000     72,000
          175,000            42,000      56,000      70,000     84,000
          200,000            48,000      64,000      80,000     96,000
          225,000            54,000      72,000      90,000    108,000
          250,000            60,000      80,000     100,000    120,000
          275,000            66,000      88,000     110,000    132,000
          300,000            72,000      96,000     120,000    144,000
          325,000            78,000     104,000     130,000    156,000
          350,000            84,000     112,000     140,000    168,000
          375,000            90,000     120,000     150,000    180,000
          400,000            96,000     128,000     160,000    192,000
          425,000           102,000     136,000     170,000    204,000
          450,000           108,000     144,000     180,000    216,000
          475,000           114,000     152,000     190,000    228,000
          500,000           120,000     160,000     200,000    240,000


   The following table sets forth the years of credited service through December 31, 2002, for the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries.

                           YEARS OF CREDITED SERVICE

                                                                 Years of
                 Recipient                                   Credited Service
                 ---------                                   ----------------
                 Stephen A. Van Dyck                               28.5
                 Philip J. Doherty                                  6.0
                 Stephen M. Hackett                                22.5
                 Walter T. Bromfield                               20.0
                 Janice M. Van Dyck                                19.5


   Each eligible employee who has completed 1,000 hours of service in an eligibility computation period becomes a participant in the Maritrans Inc. Retirement Plan. The Retirement Plan is a noncontributory defined benefit pension plan under which the contributions are actuarially determined each year. Retirement benefits are calculated, for those employees who commenced participation on or after August 14, 1984, as 48% of the average basic monthly compensation reduced by 1/30th for each year of service at retirement which is under 30 years of service, or for those employees who commenced participation before August 14, 1984, the greater of (i) the foregoing benefit or (ii) 38.5% of average basic monthly compensation reduced by 1/15th for each year of service at retirement which is under 15 years of service. Average basic monthly compensation is determined by averaging compensation for the five consecutive plan years that will produce the highest amount.

   Benefits are paid in the form of a joint and survivor annuity for married participants and in the form of a ten-year certain single life annuity for unmarried participants, unless an actuarially equivalent payment option is selected. The preceding "Pension Plan Table" shows estimated annual retirement benefits, payable in the form of a ten-year certain single life annuity, at the normal retirement age of 65 for specified compensation and years of credited service classifications.

   The Internal Revenue Code limits annual benefits that may be paid under tax qualified plans. Benefits under the Retirement Plan which exceed such limitations are payable under the Excess Benefit Plan. The Excess Benefit Plan pays a monthly benefit to the participant equal to the amount by which monthly benefits under the Retirement Plan would exceed the Internal Revenue Code limitations.

   Annual compensation taken into account under the foregoing plans in 2002 for the officers listed in the Summary Compensation Table was $440,000 for Mr. Van Dyck, $190,040 for Mr. Doherty, $180,000 for Mr. Hackett, $179,923 for Mr. Bromfield, and $166,223 for Ms. Van Dyck. Pension amounts are not subject to reduction for Social Security benefits.

Employment Agreements

   On October 5, 1993, the Company entered into an Employment Agreement with Mr. Van Dyck. On April 1, 2003, the contract was amended; the resulting changes are included in the discussion below. The terms of the Employment Agreement continue until written notice of termination is given by one of the parties. The contract provides for a base salary that is set by the Company's Board of Directors and adjusted pursuant to its normal review policies. The Employment Agreement also provides for participation in the Company's cash long-term incentive plan and other benefits in accordance with the Company's current policies for senior executive officers. In addition, the Employment Agreement provides for a Special Retirement Benefit equal to a total of $300,000 annually under the Company's qualified Retirement Plan and the Excess Benefit Plan. Mr. Van Dyck is eligible for this benefit at age 63, provided he remains an employee until age 63, unless terminated without cause or by reason of disability. A lump sum severance payment equal to 12 months of then base salary plus target incentive compensation would be payable if Mr. Van Dyck is terminated without cause. In the event Mr. Van Dyck is terminated for cause, only such compensation as has already been accrued will be paid. In the event of his termination of employment upon a change of control, the agreement provides for a lump sum payment equal to 12 months of the employee's base compensation (base salary averaged over the prior three years) and a lump sum payment equal to target incentive compensation. In addition, the agreement provides that 24 months base salary (or base compensation, if following a change of control) plus incentive compensation would be payable in exchange for an agreement not to compete. Termination of employment upon a change of control is broadly defined to include involuntary termination as well as constructive termination. Mr. Van Dyck's Employment Agreement provides for payments prescribed under the death benefit plan for its senior executive officers as well as a pro rata portion of the incentive compensation, as well as a $2.0 million insured death benefit. The Employment Agreement for Mr. Van Dyck also provides for 24 months of base salary plus and incentive compensation in the event of disability, which amounts are reduced by any amounts paid under the Company's Long-Term Disability Plan. In return, Mr. Van Dyck promises to hold in confidence confidential information about the Company and its business and not to compete with the Company (or solicit its employees) for two years following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

Severance and Non-Competition Agreements

   The Company entered into an Employment, Severance and Non-Competition Agreement with Ms. Van Dyck. The Company also entered into Severance and Non-Competition Agreements with Messrs. Bromfield, Doherty, Hackett and Nielsen. The terms of all of the agreements are for two years and are automatically renewed for successive one-year periods unless the Company gives written notice of termination. Ms. Van Dyck's agreement provides for payment equal to the preceding twelve months salary if she is terminated without cause and payment equal to the preceding twelve months salary in exchange for her agreement not to compete for a 12 month period. In the event of a termination immediately preceding or following a change of control of the Company, her agreement provides for a payment equal to 1.99 times the preceding twelve months salary plus an additional 12 months of the preceding twelve months salary in exchange for her agreement not to compete for 12 months. Mr. Bromfield's agreement provides for the payment of 12 months of base compensation if he is terminated without cause and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a single sum payment equal to 12 months base compensation and an additional single sum payment equal to 12 months of base compensation in exchange for his agreement not to compete for 12 months. Mr. Doherty's agreement provides for the payment of 12 months of base compensation if he is terminated without cause and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a lump sum payment equal to his base compensation and an additional single sum payment equal to 12 months of base compensation in exchange for his agreement not to compete for 12 months. Mr. Hackett's agreement provides for the payment of 12 months of base salary if he is terminated without cause and an additional 12 months of base salary in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a lump sum payment equal to 1.99 times the base compensation and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months. Mr. Nielsen's agreement provides for the payment of 12 months of base salary if he is terminated without cause and in exchange for his agreement not to compete for 12 months. In the event of a change of control of the Company, Mr. Nielsen receives a single sum cash payment equal to 12 months of base salary offset by any payments made under the termination provision.

    If any individual covered under the above agreements is terminated for cause, only such compensation as has already been accrued will be paid. In return for the compensation outlined above, each individual promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements included in the Annual Report with management including a discussion of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards in accordance with Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of the Company's independent auditors.

Respectfully Submitted,
Audit Committee of Maritrans Inc. Board of Directors

Mr. Brent A. Stienecker, Chairman
Dr. Robert E. Boni
Mr. Frederick C. Haab

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

   During fiscal 2002, the members of the Compensation Committee of Maritrans Inc.'s Board of Directors (the "Committee") were responsible for approving all forms of executive compensation. Dr. Boni, Dr. Dorman and Mr. Stienecker comprised the Committee until May 2002, when the Board's Committees were realigned and Mr. Haab, a new director, replaced Mr. Stienecker. None of these individuals received compensation as an officer of the Company during fiscal 2002 and the Board has determined that each is an "independent director." No officer of the Company presently serves as a member of the Compensation Committee.

Report of the Compensation Committee on Executive Compensation

I. Compensation Philosophy and Strategy

   Maritrans strives to increase its earnings and to enhance shareholder value by assuring an appropriate return on its assets and equity. Three elements of the business strategy critical to achieving growth in earnings are minimizing the financial risks and costs associated with a traditional marine transportation business, operating safely and positioning the Company as a long-term Jones Act carrier.

   The business environment in the core business continues to be intensely competitive and subject to many rigid environmental laws and operating regulations. Maritrans believes that to be successful under these conditions requires great ingenuity, continuous learning and personal dedication in its key employees. Therefore, it is critical that Maritrans' total compensation program attracts and retains the highest caliber of people necessary to generate success for the Company and its shareholders.

   Maritrans' philosophy for its executive compensation programs has been to reward the most relevant factors that drive the return to shareholders. For 2002, Maritrans' Board identified the most important factor to be the achievement of long-term shareholder value.

   The Committee and management recognize the need to review continuously the Company's executive compensation program to ensure that it:

   o is effective in driving performance to achieve long-term strategic goals;

   o results in increased shareholder value;

   o is cost effective;

   o balances shareholder interests with employee rewards;

   o is well communicated and understood by program participants;

   o is competitive with other similar industry organizations; and

   o assures continued awareness of maintaining high levels of safety standards.

    A study of the Company's overall executive compensation program was performed by external consultants in 2001. The focus of this study was to ensure that jobs had been documented and evaluated appropriately and that total compensation was consistent with the internal structure and external market.

II. Program Description

   A. Total Compensation Approach

   Maritrans' compensation strategy is to place between one-quarter and one-half of executive total compensation at risk in the form of stock-based programs. Under this strategy, Maritrans' executives can achieve total compensation levels significantly above the average peer comparison levels when long-term performance significantly exceeds established goals and shareholders are rewarded through stock price growth and dividends. Likewise, total executive compensation could fall substantially below average levels when increased shareholder return is not achieved. In recognition of the Company's reduced size and relocation of its corporate headquarters outside the Mid-Atlantic metropolitan area, the Committee changed its compensation philosophy in 2001. Beginning in 2001, the Committee utilized the seventy-fifth percentile of published survey data for comparing base salaries instead of the ninetieth percentile. The Committee maintained its goal of delivering maximum total compensation (base salary plus long term incentives) at a level not to exceed the seventy-fifth percentile of published survey data only with the attainment of personal goals and goals for Company financial performance. Beginning in 2002, base salaries were set to reflect performance and experience with total compensation not to exceed the seventy-fifth percentile.

   B. Base Salaries

   Executive base salaries are determined according to job responsibilities, strategic contribution level, market compensation data, and performance and experience criteria. Of the named executives, only Mr. Bromfield and Mr. Doherty received base salary increases. This was in recognition of Mr. Bromfield being promoted to Chief Financial Officer of Maritrans Inc. and Mr. Doherty becoming President of Maritrans General Partner Inc. The remaining three named executives, including Mr. Van Dyck, did not receive base salary increases for 2002. In fact, Mr. Van Dyck received a base salary decrease in 2001 to reflect the Company's smaller profile. Mr. Van Dyck's compensation information is available in the "Summary Compensation Table" and is discussed in Section III, "Chief Executive Officer Compensation."

   C. Long-Term Incentives

   Compensation from these incentive plans is based on increasing shareholder value through stock price and improving the long-term results of the Company.

   The Committee believes that stock ownership by executive officers is important as it aligns a portion of each executive's compensation with the economic interest of the shareholder of the Company. The Committee believes that stock option grants provide opportunities for capital accumulation promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the stock option plans, options are issued at a price equal to the fair market value of a share on the date of grant, vest in two years, and expire after ten years. The grant of stock options is discretionary. For the current option position of each executive, refer to the table, "Aggregated Option Exercises in 2002 and 2002 Year-End Options Values". Because the Company and the Committee believe that stock options are a valuable incentive, stock options have, from time to time, been extended to other individuals employed by the Company.

   The Committee also believes that actual and immediate stock ownership is another integral part of promoting the shareholder economic interest and tying executive compensation directly to the success of the Company. Accordingly, all named executives also received restricted stock grants in 2002. The shares were issued at a price equal to the fair market value of a share on the date the stock was granted. Restrictions on these shares lapse on the three-year anniversary of the grant. Because the Company and the Committee believe that restricted stock is a valuable incentive, restricted stock has, from time to time, also been awarded to other individuals employed by the Company.

   Effective in 2001, non-qualified stock options and restricted stock grants were awarded based on the achievement of pre-determined personal goals that were set in the previous year. These personal goals are developed based on the Company goals and strategy. The Committee believes that it is important to tie individual performance to long-term compensation. The Committee will determine the extent to which a goal has been achieved. Since the maximum stock-based incentive opportunity for executives was reduced in 2000, a long-term cash plan was introduced. This is a three-year plan tied to financial results in 2000, 2001 and 2002. This long-term cash plan projects a total cash amount payable to the executive at the end of the three-year period based on targeted earnings per share or net income results. The Committee will determine the extent to which payments will be made based on actual financial results over the period. Fifty percent of the cash award was paid to active participants during the fourth quarter of 2002 and the aggregate amount was $328,180. The remaining fifty percent due was paid to active participants during the first quarter of 2003 and the aggregate amount was $323,412.

III. Chief Executive Officer Compensation

   The salary, restricted stock, cash long-term incentive and option grant of the Chief Executive Officer are determined by the Committee in conformance with the policies described above. Mr. Van Dyck was paid a base salary for the fiscal year ending December 31, 2002, of $440,000, which was equal to the base salary he was paid in 2001. The Committee believes its philosophy of placing a substantial portion of an executive's compensation at risk, dependent upon the Company's performance, was achieved.

IV. Internal Revenue Code Considerations

   Payments made during 2002 to the Chief Executive Officer and the other named officers under the plans discussed above (other than the Equity Compensation
Plan) were made without regard to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. That section restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the chief executive officer and any of the four most highly compensated other officers to $1.0 million except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. Stock option and restricted stock grants to the CEO were made under the stock option plan which was approved by shareholders in April 1994, and amended and restated in May 1997, and the stock options (but not the restricted stock) meet the requirements of Section 162(m). Certain stock option and restricted stock grants to other named officers were made under a stock option plan that was approved by the Board of Directors but not the shareholders. While stock grants will not qualify for an exception under Section 162(m), the compensation of these officers, including expected option values, is unlikely to approach the deductible limit. Accordingly, the Committee does not believe that the provisions of Section 162(m) will have any adverse effect on the Company.

Respectfully Submitted,
Compensation Committee of Maritrans Inc. Board of Directors

Dr. Robert E. Boni, Chairman
Dr. Craig E. Dorman
Mr. Frederick C. Haab

                         TOTAL STOCKHOLDER RETURN GRAPH

   The following chart shows a five-year comparison of cumulative total returns for the Company's Common Stock during the period from December 31, 1997 to December 31, 2002 with the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index over the same period. The comparison assumes an investment of $100 on December 31, 1997 in each index and the Company's Common Stock and that all dividends and distributions were reinvested.



                                [graphic omitted]

                                    DJ Equity                  DJ Marine
      Maritrans, Inc.              Market Index             Transport Index
      ---------------              ------------             ----------------
         Base 100                    Base 100                   Base 100
         100.00                      100.00                     100.00
          70.28                      124.90                      58.22
          61.82                      153.28                      82.28
         101.30                      139.07                     102.14
         153.33                      122.50                     104.62
         179.13                       95.45                      98.40

                              CERTAIN TRANSACTIONS

   For a description of employment agreements and severance and non-competition agreements with the executive officers of the Company see "Compensation of Directors and Executive Officers -- Employment Agreements" and "Compensation of Directors and Executive Officers -- Severance and Non-Competition Agreements."

Other

   Robert J. Lichtenstein, a director of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP. The Company retained this firm for various matters during 2002 and expects to do so again during 2003.

                              INDEPENDENT AUDITORS

   Ernst & Young LLP, independent auditors, were the Company's auditors for the year ended December 31, 2002 and are expected to be retained for the year ending December 31, 2003. Fees for the 2002 audit were $177,000 and all other fees were $159,000, including audit related services of $48,000. There were no fees for financial information design and implementation. Audit related services include fees for employee benefit plans audits. Representatives of Ernst & Young LLP are expected to be present at the Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

   Management is not aware of any matters to come before the Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Meeting or any adjournments or postponements thereof, those persons named as proxies on the enclosed Proxy Form will vote thereon according to their best judgment.

               STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

   Proposals of stockholders proposed to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before November 29, 2003, in order to be considered for inclusion in the proxy material to be issued in connection with such meeting. Proposals should be directed to the attention of the Secretary of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all such reports they file.

   Based solely on written representations of purchases and sales of the Company's Common Stock from reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of the Company's Common Stock have been observed in respect to the year ended December 31, 2002, with the exception of one director, Mr. Fred Haab whose Form 3 was filed two weeks late.

                                  MARITRANS INC.                          PROXY

    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 30, 2003.

    This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Directors.

    The stockholder(s) represented herein appoint(s) Janice M. Van Dyck and Walter T. Bromfield, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Maritrans Inc. to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, DE 19801, on April 30, 2003 at 10:30 a.m., and in any adjournment or postponement thereof, as specified in this proxy:

    (To Be Signed on Reverse Side.)

    Please Detach and Mail in Envelope Provided


--------------------------------------------------------------------------------

    A /X/ Please mark your votes as in this example.

              The Board of Directors recommends a vote FOR Item 1.

Item 1:
Election of the Director                                 Nominee

3 Year Term              FOR /  /     WITHHELD /  /      Mr. Stephen A. Van Dyck
                                                         Mr. William A. Smith
2 Year Term                                              Dr. Robert E. Boni


In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


                     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                                                        IN THE ENCLOSED ENVELOPE
                     -----------------------------------------------------------

                          I wish to attend the Annual Meeting of Maritrans, Inc. scheduled for Wednesday, April 30, 2003 at 10:30 a.m. in Wilmington, Delaware. Please provide me with an
                          admittance card.      /  /

                          Change of Address Please Note Below    /  /


                          Change of Address


Signature__________________________________________Date:________________________

Signature__________________________________________Date:________________________
         (Signature, if shares held jointly)

NOTE: Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, Administrators, Trustee, etc. should so indicate when signing.